Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-172121) pertaining to the 1997 Stock Plan, 2007 Stock Plan, 2010 Equity Incentive Plan and 2010 Employee Stock Purchase Plan of Endocyte, Inc. of our report dated March 18, 2011, with respect to the financial statements of Endocyte, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2010.
/s/ Ernst & Young LLP
Indianapolis, Indiana
March 18, 2011